AMENDMENT NO. 3 TO PURCHASE, WARRANTIES
AND SERVICING AGREEMENT

THIS AMENDMENT NO. 3, effective as of August 8, 2005, amends the Purchase, Warranties and Servicing Agreement among EMC Mortgage Corporation (the “Purchaser”), First Tennessee Mortgage Services, Inc., as servicer (the “Servicer”) and First Horizon Home Loan Corporation (the “Seller”, and together with the Servicer, the “Company”), previously entered into as of September 1, 2003 (the “Agreement”), as previously amended.

RECITALS

WHEREAS, the Seller sells to the Purchaser, and the Purchaser purchases from the Seller, from time to time, pursuant to the Agreement, certain conventional residential Mortgage Loans on a servicing retained basis serviced by the Servicer, including second lien loans; and

WHEREAS, in connection with future sales of Mortgage Loans to the Purchaser, the Company and the Purchaser wish to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree to amend the Agreement as follows:

1.	Section 2.09 shall be deleted in its entirety and replaced with the following:

Section 2.09 Near-term Principal Prepayments in Full; Near Term Payment Defaults

In the event any Principal Prepayment in full is made by a Mortgagor on or prior to three months after the related Closing Date, the Company shall remit to the Purchaser an amount equal to the excess, if any, of the Purchase Price Percentage over par multiplied by the amount of such Principal Prepayment in full, provided however, that the Company shall not be required to remit any payments to the Purchaser pursuant to this paragraph unless the Purchaser has notified the Company within one hundred eighty (180) days following Closing Date. Such remittance shall be made by the Company to Purchaser not later than five (5) Business Days after notice to the Company.

In the event either of the first three (3) scheduled Monthly Payments which are due under any Mortgage Loan after the related Cut-off Date are not made during the month in which such Monthly Payments are due, then not later than five (5) Business Days after notice to the Company by Purchaser (and at Purchaser’s sole option), the Company, shall repurchase such Mortgage Loan from the Purchaser pursuant to the repurchase provisions contained in this Subsection 3.03, provided however, that the Company shall not be required to repurchase any Mortgage Loan pursuant to this paragraph unless the Purchaser has notified the Company within one hundred eighty (180) days following Closing Date.

2.	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

3.	All other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

EMC MORTGAGE CORPORATION
Purchaser

By:________________________
Name:
Title:

FIRST HORIZON HOME LOAN
CORPORATION
Seller

By: _______________________
Name:
Title:

FIRST TENNESSEE MORTGAGE
SERVICES, INC.
Servicer

By: _______________________
Name:
Title: